UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2012

Commission file number: 001-32875

BURGER KING HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	75-3095469
(State or Other Jurisdiction	(IRS Employer
of Incorporation)	Identification No.)

5505 Blue Lagoon Drive, Miami, Florida	33126
(Address of Principal Executive Offices)	(Zip Code)

(305) 378-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On April 4, 2012, Burger King Holdings, Inc. (the “Company”) released the following historical financial information about Burger King Worldwide Holdings, Inc., the indirect parent of the Company:

•	Total net debt as of February 29, 2012 to adjusted EBITDA as of December 31, 2011 was 4.5x.

•	The reconciliation for Adjusted EBITDA is as follows:

2011
EBITDA and adjusted EBITDA	(In millions)

Net income	$88.1

Interest expense, net	247.8

Income tax expense	26.6

Depreciation and amortization	136.4

EBITDA	498.9
Adjustments:

Share-based compensation and non-cash incentive compensation expense	6.4

Other operating (income) expense, net	11.3

Transaction costs	3.7

Global restructuring and related professional fees	46.5

Field optimization project costs	10.6

Global portfolio realignment project costs	7.6

Total adjustments	86.1

Adjusted EBITDA	$585.0

•	The reconciliation for Net Debt to Adjusted EBITDA ratio is as follows:

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As of February 29,
2011
(In millions, except ratios)
Net debt to adjusted EBITDA
Long term debt, net of current portion	$3,021.2
Capital leases, net of current portion	94.6
Current portion of long term debt and capital leases	38.2

Total Debt	3,154.0
Cash and cash equivalents	543.0
Net debt	2,611.0
YTD adjusted EBITDA	585.0

Net debt / adjusted EBITDA	4.5x

•	North America comparable sales for the first quarter of 2012 were in the range of 3.9% to 4.1%, with our sales benefiting from the extra trading day in February.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURGER KING HOLDINGS, INC.

/s/ Daniel S. Schwartz
Daniel S. Schwartz
Chief Financial Officer

Date: April 4, 2012

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